Serial number:15092156-2015year(wan’an)word0011number

Fixed assets loan contract

(The 2012 edition)

Special Note: this contract is both lenders and borrowers in equality law negotiated on a voluntary basis, all contract terms are the true meaning. To protect legal rights of borrowers and attention of the borrower by the lender on the rights and obligations of the parties concerned all of the terms, in particular the black body part to be full attention.

Lender: the industrial and commercial bank of China co., LTD. Wanan branches

Principal:Yongjun Lai Contact:Yongguang Gu

Residence(address):NO.363 five cloud road furong town of wan’an county, Jiangxi province

Postcode:343800

Telephone:0796-5701530 Fax:0796-5701526 Email:

Borrower: JIANGXI FUZHIYUAN BIOLOGICAL TECHNOLOGY CO.,LTD

Legal representative: Peng QIU Contact: Peng Qiu

Residence(address):Industrial park,wan’an Jiangxi, china

Postcode:343800

Telephone:0796-2060899 Fax:0796-2060766 Email:

Borrowers and lenders through equal consultation, agree on matters relating to lenders to make loans to borrowers, conclude this contract

The first part The basic agreement

Article 1 Borrowing purposes

Purpose under this contract as follows: the annual output of 600 tons of tea polyphenol project spending, without the written consent of the lender, the borrower shall not be borrowing purposes, and the lender has the right to supervise over the use of money.

Article2 Borrowing amount and time limit

2.1 Borrowings denominated in RMB under this contract, the amount of 15 million yuan

2.2 Borrowings under this contract for a period of five years, since the actual withdrawal date (drawing, since the first withdrawal date), the actual date of withdrawal is subject to ious.

Article3 Interest rates, interest and fees

3.1 [ RMB loan interest rate mode ]

The RMB loan interest rates according to the_____ way to determine the following:

(1) fixed interest rate, annual interest rate for _____%, interest rates unchanged for the period of validity of the contract.

(2) loan interest rates in the benchmark interest rate and floating rate, the benchmark interest rate of 4.75% (withdrawal date / contract date) and Article 2.2 of the agreed loan period corresponding to the grade of the people’s Bank of Chinese benchmark lending rate, the floating range (up / fall / zero) 5%. After the Borrower to make withdrawals, loan interest rates to 12 (1/3/6/12) months for a period of one an adjustment, segmented interest. The second day of the interest rate for the full withdrawal date corresponds to a date later, if the adjustment of the month in the presence of the withdrawal date corresponds to the date, places the last day of the month to the corresponding day of each other and so on. The borrower tick withdrawals, loan interest rate adjustments A following ways:

A, a period of no matter several times in the period of withdrawal, interest rates determine the date determined by the current loan interest rate, and at the same time adjustment in the next period.

B, borrowing rates are determined and adjusted for each withdrawal.

(3) each loan interest rate benchmark interest rate to float to determine the magnitude, the benchmark interest rate for each loan issued on the previous working day the National Interbank Funding Center announced the          (year / month) base rate loans (LPR), the floating range         (up / down / zero) or (add / minus / zero)         basis points (a point 0.01%). According to the following ways adjustment of each loan withdrawal after borrowing rates:

A, to                          (1/3/6/12) for a period of months, an adjustment of a segmented interest. The second and any subsequent interest rate is determined each day on the corresponding date of each loan after a full withdrawal of lenders base rate loans and floating the previous working day by day nationwide inter-bank lending centers published in the preceding period the magnitude of the borrowing rate is adjusted, adjustment date and in case of withdrawal date corresponds to the month does not exist, the last day of the month corresponding to date. Such as interest rate before a working day National Inter-bank lending center unpublished lending base rate corresponding period, places the national inter-bank lending center and then on a working day announced the base rate loans prevail, and so on.

B, not adjusted throughout the loan period.

(4) Other:

3.2 [ foreign currency loan interest rate]

Foreign currency loan interest rate according to the following paragraph                        established:

(1) a fixed interest rate, the annual interest rate is           %, the validity period of the contract interest rate unchanged.

(2) floating interest rates, loan interest rate based on -month            (LIBOR/HIBOR) as the benchmark rate plus basis points (namely0.01%) spreads determined. Add spreads within the period of the contract remains unchanged. The borrower after the withdrawal, follow             way to adjust the benchmark interest rate, interest segments:

A, to              (1/3/6/12) for a period of months, a period of adjustment. Second benchmark interest rate adjustment date of withdrawal over a period of days, if there are no withdrawal date of the month corresponding to the date corresponding to the last day of the month-day, other issues and so on.

B, on the first day of each interest period to adjust the benchmark interest rate.

(3) Other:

3.3 hereunder loan from actual withdrawal date daily interest on a monthly basis (month / quarter / half year) interest settlement. Loan maturity, interest with this clear. Wherein the daily interest rate = annual interest rate / 360.

3.4 hereunder overdue penalty interest rates subject to 30% sure, misappropriation of loans subject to penalty interest rates of 50% in the original loan interest rate is determined on the basis of the original loan interest rate basis.

3.5 In addition to interest, the Borrower shall pay a commitment fee to the lender. Loan commitment fees by the stipulated amount of the second and the borrower has to mention the difference between the amount (within the billing cycle average daily balance) and          ‰ annual rate, payable following the ways;

(1) Tian in the billing cycle full day one-time payment to the lender.

(2) After the commencement of this contract, each (monthly / quarterly / half year) on the 20th, graded payment to the lender until the billing cycle Tian full day.

Accounting cycle refers to between the contract date to fourth at the end of a loan agreement on the term extraction.

The commitment fee paid by the sub, if the borrower fails to pay commitment fee, the lender shall have the right to stop issuing loans or cancel all or part of the borrower fails to withdraw funds.

Article 4 withdrawals

4.1 The borrower should be based on the actual needs of borrowers with funds, withdrawals following the (2) ways;

(1) before         day            month            year one-time clearance section;

(2) Since the effective date of the contract until June 30, 2016 of one or more clear borrowing;

(3) At the following times installments withdrawals, the borrower needs to change according to the time or money withdrawals with progress payments, to be agreed by the lender, but the borrower no later than the day of         , the premise clear borrowings.

Withdrawal time	Withdrawal Amount

4.2 The borrower is not in accordance with the agreed withdrawal, the lender is entitled to cancel some or all of the borrower is not extracted.

Article5 repayment

5.1 The Borrower shall repay the loan in accordance with the following repayment schedule (when more content, separate sheet):

Repayment schedule time	Plan the repayment amount (million)
June 30.2017	100
December30.2017	100
June 30.2018	100
December30.2018	200
June 30.2019	200
December30.2019	200
June 30.2020	300
November9.2020	300

5.2 Under this contract the borrower following circumstances, the Borrower shall immediately repay the loan after the corresponding funds, thus leading to early repayment, the borrower need not pay compensation:

5.3 In addition to the 5.2 contract conditions, prepayment, the lender shall pay compensation, compensation plan according to the following criteria: * prepayment amount remaining loan term (months) *%, less than one month remaining months loan and calculated as a month.

Article6 circulating loan special agreement (selective borrowing terms, this article [  ] use – [  ] not applicable)

The borrower may           (six months / one year / two / three / four / five years) is a (unit known about the period of borrowing) , recycling borrowings under this contract. After completing the necessary formalities, the former principal of a loan unit, the unit can continue to use in the next period of borrowings, but withdrawals of any amount shall not exceed the daily average maturity of the loan period preceding the expiration of the second day.

Article7 guarantee

7.1 under this contract for loan guarantee (credit / loan guarantee).

7.2 loan under this contract for loan guarantees, guarantee contract signed separate matters see. The relevant guarantee for maximum security, corresponding to the maximum amount of guarantee contract are as follows:

The name of the maximum guarantee contract: contract of mortgage of maximum amount (number: 15092156-2015 million (against) No. 0031)

Guarantee:

Article 8 financial covenants (selective terms, this article [  ] use [  ] not applicable)

Within the validity period of the contract, the borrower shall comply with the following financial indicators:

Article 9 Dispute Resolution

Dispute under this contract for the solution

(1) submit the dispute to (2) an arbitration committee, according to the arbitration rules will be valid when you submit the application for arbitration, the arbitration (arbitration) locations. The arbitration award shall be final line of two-up and binding.

(2) resolved in the court where the lender through litigation.

Article 10 other

10.1 this contract in four minutes, borrowers, lenders, wanan County Bureau of land and resources, real estate, Wan Council hold one copy, have the same legal effect.

10.2 the following attachments and other accessories by mutual recognition undivided part of this contract, this contract shall have the same legal effect;

Additional 1:	Notice of Withdrawal (format)
Additional 2:	Principal payment agreement
Additional 3:

Article 11 Other matters agreed by the parties

1, the project may not flow into loans to invest in stocks, futures and other securities in any manner, directly or indirectly, for real estate development and investment equity share capital, it shall not be used for investment in areas prohibited by the state and other uses relevant laws and regulations prohibited or restricted, without the written consent of the lender, the borrower recognize without changing the use of the loans.

2, without the written consent of the lender, not the borrower of foreign new financing and external new financing and external provide any form of surety.

3, the borrower voluntarily loan bank to open a margin account (username: rich source of Jiangxi Biotechnology Co., Ltd. Account Number: 1509215641000001915, Bank: ICBC Wanan Branch), and stored in people currency 748,000 yuan (uppercase: SEVEN shop Wan Baqian dollars) as interest on interest margin financing business under the terms of this contract (i.e. principal debt) (including interest, compound interest, default interest, etc.) to provide collateral security. If the borrower fails to time and in full accordance with the contract to repay the interest on the loan, the lender is entitled to realization of the right quality, deduct the appropriate amount of funds from deposit accounts to pay for interest on borrowings. And when the principal debt maturity (including early maturity), such as loan principal, interest and other payables were not settled, under this contract, the lender is also entitled to exercise the right quality.

The second part the specific provisions

Article 1 Interest rates and interest rates

1.1 in foreign currency loans, LIBOR for drawing on or before the date of the benchmark interest rate adjustment of two bank working days (London time at 11:00) Reuters (REUTRES) showed that the financial and telecommunications terminal “LRBO=” page of this contract under the terms of the loan currency counterparts offered rate; HIBOR for drawing on or before the date of the two benchmark interest rate adjustment a banking day (Hong Kong time 11:15) Reuters (REUTRES) showed that the financial telecommunications terminal “LRBO=” page in the Hong Kong dollar interbank interest rate.

1.2 monthly loan interest rates, interest settlement date for the last month of each quarter of 20 days; at half yearly interest, JieXi day each year in June 20th and December 20th.

1.3 The first interest period from the actual withdrawal until the date of the first settlement date; the last one is the interest period from the end of a period of interest; the other end of the period of interest to the next interest settlement date.

1.4 loan under this contract by a floating interest rate, overdue loans after the interest rate adjustment rule is still in accordance with the original implementation.

1.5In the case of people Chinese bank loan interest rate adjusted to determine and apply to the loan under this contract, is in accordance with the relevant provisions of China people bank for loans that no longer notice borrowers.

1.6 the contract determine borrowing rates as published by the people’s Bank of China the benchmark lending rate or base rate loans released by the national interbank funding Center (LPR) floating a certain percentage of the Executive, the lender is entitled to reassess the preferential interest rates of borrowers, in accordance with national policies, Changes in credit status of the borrower and loan guarantee and so on, decide for themselves all or part cancel the preferential interest rates given to the borrower and timely notice to the borrower.

Article2 Loan disbursement and payment

2.1 the borrower to extract loans must meet the prerequisite for the withdrawal of the present contract, or else have no obligation to make any payments to the borrower by the lender, the lender except with the consent of leading lenders;

2.2 withdrawal precondition

(1) lending has national authorities approval, approval or for the record, (according to relevant regulations, loans issued without prior obtaining the appropriate approval, approval or for the record);

(2) project capital fund or other funding already provided in the time and in full;

(3) in addition to credit, but borrowers have mortgages were asked to provide security and have completed the relevant security procedures;

(4) notice of withdrawal under this contract to the lender.

(5) submitted other documents required by the lender.

2.3 before each drawing, the borrower in addition to the conditions before the draw for the first time outside, shall also meet the above prerequisites;

(1) staging project funding in place, capital proportionally to those in place in the current period;

(2) absence of cost overruns or cost overruns have raised addressed;

(3) has been completed as planned progress, actual project progress to match the investment;

(4) without the contract signed with the lenders under the other contract breach;

(5)provides proof of borrowing materials consistent with the purposes stipulated.

2.4 when borrowers draw the original written documents shall be provided by the lender; not accompanied by the original, consent of the lender can provide a stamped copy of the seal of the borrower

2.5 borrowers to apply for a withdrawal must be at least 5 banking days in advance notice of withdrawal to the lender. Once the notice of withdrawal is submitted, without the written consent of the lender does not undo.

2.6 after approval of the borrower by the lender withdrawals, the lender will loan designated into the borrower’s account, is considered the lender has disbursed loans to the borrower in accordance with this agreement.

2.7 according to the relevant oversight and management requirements of the lender, loans above a certain amount or subject to certain conditions, should be entrusted with the means of payment by the lender, according to the borrower by the lender of the money withdrawal application and pay delegate, will borrow funds to meet the payment of contractual stipulation. To this end, the borrower should separate paid sign an agency agreement with the lender as an annex to the contract, and lenders opened or a special account designated to handle the commissioned payments.

Article 3 Repayment

3.1 The borrower shall repay the loan in full according to the principal, interest and other payables as stipulated in this contract. In the repayment date and each JieXi day before a banking day, the borrower shall in its lenders to open accounts in full repayment period of principal and interest payable, other payables, the lender has the right to draw in the active repayment or interest settlement date, or require the borrower to cooperate with relevant payment procedures. If the repayment account money is not enough to pay all the money due the borrower, the lender shall have the right to decide the payment order is.

3.2 the borrower to apply for early repayment of all or part of the loan, the bank should be ahead of 10 working days to submit a written application to the lender, with the consent of the lender, and in accordance with the standards stipulated in the contract to pay compensation to the lender.

3.3 with the consent of the lender repayment, the borrower shall pay to the early repayment at the same time to early repayment date, according to the contract, the principal of the loan interest payable and other payments.

3.4 for the early repayment of the borrower or Lender under this contract to recover the loan ahead of time cause the actual loan period is shortened, the corresponding interest rates are not adjusted, is still in the original loan interest rate.

Article4 cycle borrowing

4.1 loan under this contract can be recycled, the first unit loan period starting date for the first time drawing, second single loan period starting date for the first time on a full withdrawal period after the date of the corresponding day, if a unit starting month loan period does not exist and the first day corresponding to the withdrawal, the last day of the month for the corresponding day and so on. The unit loan period is confirmed, without the consent of the lender, shall not be adjusted.

4.2The first units of loan period after each unit period of borrowing loan balances should be less than a loan period if the balance of each unit, the maturity of the loan, the borrower should repay the loan according to the agreed repayment plan. Each unit of the loan period should not use the loan.

4.3 RMB circulation loan floating interest rates, the benchmark interest rate in accordance with the corresponding period of the grade unit of the people’s Bank of China benchmark lending rates determined.

Article 5 Guarantee

5.1 In addition to credit the borrower, the borrower should fulfill the legitimate and effective guarantee to provide the lender approved obligations under this contract for. Guarantee contracts signed separately.

5.2Collateral damage occurs at Contract depreciation, property disputes, seizure or seizure, or attempt to dispose of the collateral mortgagor or guarantor to ensure the security of the financial situation Unfavorable changes or other changes is not conducive to the lender claims occur, the borrower shall promptly notify the lender, and other security separately provided by lenders approved.

5.3 Under Contract receivables loans to provide collateral security, during the term of the contract, the following circumstances, the lender is entitled to declare early maturity loan, require the borrower immediately repay part or all of the loan principal and interest, or additional lenders approved legal, valid, full guarantee:

(1) Accounts receivable pledgor two consecutive monthly increase in accounts receivable bad debt rate payer;

(2) Accounts receivable pledgor to the payer has been due to uncollected accounts receivable more than 5% of the payer’s accounts receivable balances;

(3) the pledgor and receivables or other third-party payer produce trade disputes (including, but not limited to quality, technology, service disputes) or debt disputes, resulting in accounts receivable may not be paid in due time.

Article 6 Insurance

6.1 The borrower should be based on requirements of the lender, the borrower will be associated with the project equipment, construction risks, cargo transport and construction projects as well as during operations in the lender-approved insurance companies, insurance and term insurance should be consistent with the loan person’s request, the amount of insurance required to cover credit risk.

6.2 During the term of the contract, the Borrower shall not, for any reason interruption insurance. Interruption such as insurance, the lender has the right to renew or on behalf of the insured, the cost borne by the borrower. If the borrowers and related parties on substantive policy changes or early termination shall be 30 days notify the lender and the lender agree to consent in advance, otherwise the borrower to the lender due to interruption or termination of the insurance, the policy correcting for losses Take responsibility.

6.3 insurance policies should be noted, when the dangerous condition of the loan repayment priority as people (first beneficiary), the insurer will pay the insurance money should be directed to the lender. Insurance should not have any provisions limiting the lender’s interests.

6.4 Borrower shall know or should know the date of the insured accident within three days notify the lender in writing and timely claim to the insurance company in accordance with the relevant provisions of the insurance contract. Insurance damages or compensation applied to the early repayment of borrowings under this item occlusal surface, or the consent of the lender for the value of the project to restore, or credit lender designated account as a deposit to guarantee borrowers in debt under this contract is fulfilled.

Article 7 Representations and Warranties borrower makes the following representations and warranties to the lender, the representations and warranties remain in effect during the term of the contract:

7.1 Borrowings and loans matters comply with legal requirements;

7.2 with the borrower qualification according to the law, It has the qualifications and ability to enter into and perform this contract.

7.3 signing of this contract has received all the necessary authorization or approval and conclude and implement the provisions of this contract does not violate our constitution and relevant laws and regulations, and other obligations under the contract shall be borne by Zhuo no conflict.

7.4 Other debt payable have been paid on time, no bank loan principal and interest arrears malicious behavior.

7.5 has a sound organizational structure and financial management system, a major violation of discipline behavior does not occur in the last year of production and operation of the process, the current senior management without any significant adverse record.

7.6 All documents and information provided to the lender are true, accurate, complete and valid, false records, misleading statements or material omissions does not exist.

7.7 available to financial reports the lender is the basis of Chinese accounting standards, the true, fair and complete reflection of the borrower’s operations and liabilities, and since the most recent financial report as of its date, the financial position of the borrower is not any material adverse changes.

7.8 not hide litigation, arbitration or claims event to which they relate to the lender.

Article 8 the Borrower commitment

8.1 Other uses extracted according to the term of this contract and the purpose and use of the borrower, the loan term does not flow into the stock market in any way, the futures market as well as relevant laws and regulations prohibited or restricted.

8.2 repay the loan principal, interest and other payables in accordance with this Contract.

8.3 Accept and actively cooperate with the lender to account analysis, inspection certificate, site investigation and other ways, including the use of borrowed funds, including the use of inspection and supervision, in accordance with the lenders require periodic summary report of the use of loan funds.

8.4 accepting credit check lenders to provide financial and accounting information and other information Balance Sheet, Income Statement and other reflects the solvency of the borrower in accordance with the requirements of the lender, the lender to assist and cooperate with the investigation of their production operations and financial situation, understanding and supervision.

8.5 Under this contract the borrower to pay off the principal and interest and other payables before, no distribution of dividends and bonus in any form.

8.6 merger, capital reduction, changes in ownership, significant assets and transfer of claims, when up to major foreign investment, a substantial increase in debt financing and other rights and interests likely to adversely affect the lender’s prior written consent or the consent of the lender on achieve lender claims made by the lender to make satisfactory arrangements before proceeding.

8.7 One of the following circumstances, promptly notify the Lender:

(1) the articles of association, business scope, registered capital, the legal representative of change;

(2) out of business, dissolution, liquidation, business for rectification, revocation of business license revoked or application (applied for) bankruptcy;

(3) involves or could involve major economic disputes, litigation, arbitration, or property seized by law, regulation or detention;

(4) the shareholders, directors and senior management of the incumbent or suspected cases of major economic disputes.

8.8 timely, comprehensive and accurate disclosure of related party relationships and related party transactions to the lender.

8.9 of timely receipt of notices mailed or served on the lender otherwise.

8.10 is not to reduce the solvency of disposal of own assets; without the consent of the lender agrees not to use under this contract to the borrower’s assets, provide guarantees to third parties.

8.11 If the borrower Department issuing credit manner under this contract, complete, truthful and accurate report regularly to the external guarantee to the lender, and the lender in accordance with the requirements of the regulatory agreement entered into account. And guarantees provided may affect its obligations under this contract to fulfill, subject to the written consent of the lender.

8.12 supports the participation of three lenders calculate loan project (budget, budget and final accounts) review matters relating to the project tendering and project completion and acceptance.

8.13 bear lender for enforcing the claim arising under the contract costs, including but not limited to attorney’s fees, assessment fees, auction fees.

Liquidation order 8.14 of debt under the contract takes precedence over the borrower’s debt to its shareholders, and with similar debt the borrower’s other creditors in at least an equal footing.

8.15 strengthen environmental and social risk management, and to accept the lender’s supervision and inspection. As lenders require, environmental and social risks report submitted to the lender.

Article 9 lender commitments

9.1 extending the loan to the borrower in accordance with the contract.

Non-public information and confidentiality of information 9.2 pairs provided by the borrower, except as otherwise provided in laws and regulations and this contract have agreed otherwise.

Article 10 Breach

10.1 occurrence of the following circumstances, constitute a breach of the borrower:

(1) the borrower fails to repay the loan principal and interest under this contract and other payables accordance with the contract, or perform any other obligation under this contract, or the breach in Chen Shu under this contract, guarantee or commitment;

(2) under this contract is not favorable for the lender’s debt guarantee occurred, the borrower is not otherwise provide other guarantees lenders approved of;

(3) the borrower any other debt maturity (including pre-announced maturity) after failure to repay, or non-performance or breach of other obligations under the agreement have been or may affect the fulfillment of its obligations under this contract;

(4) the borrower’s profitability, solvency, operating capacity and cash flow and other financial indicators breakthrough agreed standards, or deterioration occurred already or may affect its performance of its obligations under this contract;

(5) the borrower ownership structure significant adverse changes in production and management, foreign investment, have been or may affect its performance of its obligations under this contract;

(6) the borrower involves or could involve major economic disputes, litigation, arbitration, or assets being seized, seizure or enforcement, or judicial or administrative authorities for investigation or to take punitive measures according to the law according to the law, or because of violation of state regulations or policies by the media exposure, have been or are likely to affect the fulfillment of its obligations under this contract;

(7) the borrower principal individual investors, key management personnel abnormal changes, missing or judicial investigation or restriction of personal freedom according to law, have been or are likely to affect the fulfillment of its obligations under this contract;

(8) the use of the borrower and false contracts between related parties, the transaction without the use of actual transaction of cash in the background lender funding or grant Or through related party transactions intentional evasion of the lender claims;

(9) the borrower has been or may go out of business, dissolution, liquidation, business for rectification, revocation of business license is revoked or application (the application) bankruptcy;

(10) the borrower for violation of food safety, workplace safety, environmental protection and other laws related to environmental and social risk management regulations, regulatory requirements or industry standards caused by accidents, major environmental and social risk events, have been or may affect its obligations under this contract in fulfillment of;

(12) that failure to progress past the base construction project, or project construction and operation environment, material adverse changes in conditions occur;

(13) credit, such as loans were disbursed under this contract, the borrower’s credit rating , profitability, asset-liability ratio, net operating cash flow, and other activity indicators do not meet the lender credit conditions, or the borrower without the written consent of the lender, setting its effective operating assets to others arrived / hypothecation or provide external guarantee, have been or are likely to affect the fulfillment of its obligations under this contract;

(14) may Other circumstances cause lenders to achieve debt under this Contract adversely affected.

10.2 borrower defaults, the lender is entitled to take one or more of the following measures:

(1) require the borrower to cure the default limit limit;

(2) stop under other contract between the contract and the borrower and the lender to the borrower person issuing loans and other financing payments, cancel some or all of the borrower undrawn loans and other financing payments;

(3) declare the contract between the lender and the borrower and other contract outstanding borrowings and other financing payments immediately period, the immediate recovery of outstanding amounts;

(4) require the borrower to pay damages for its breach of contract due to the lender;

(5) laws and regulations, this contract or the lender consider other measures necessary.

10.3 loans due (including being declared due immediately) Borrower fails to repay about, the lender is entitled from the date of overdue under this contract be collected overdue penalty interest rate penalty. When pressed on the interest payments of borrowers, according to recover overdue penalty interest rate gauge interest.

10.4 Borrower fails to pay when the contract agreed purpose use of the loan, the lender is entitled to borrow from the date of the date misappropriated, diverted part of the appropriation under this contract total income borrowers penalty interest rate penalty, the borrower fails to be diverted during the interest, penalty interest rates by borrowing misappropriation of total income penalty.

10.5 borrower simultaneously circumstances listed in Article 10.3, 10.4, above, choosing the severe penalty interest rate is determined, can not impose.

10.6 borrower fails to repay the loan principal, interest (including penalty interest and compound interest) or other payables, the lender is entitled to make an announcement through the media collection.

Controlling a relationship between the control related parties 10.7 borrower with the borrower or changes in, or associated borrower has arisen in addition to the above-mentioned Article 10.1 (1), other than the case of (2) two, has or may affect, the lender the right to take measures in this contract borrower’s obligations under this contract to fulfill.

Article 11 deducted

11.1 borrower fails to repay under this contract in accordance with the agreement (including declared due immediately) debt, the lender is entitled to from the borrower or the lender opened in other branches of Industrial and Commercial Bank of China All of the foreign currency accounts deduct the corresponding amount for repayment until the borrower all debts under this contract is all repaid so far.

11.2 inconsistent deduct payments and the currency of the contract, according to Japanese lenders deduct the applicable exchange rate for conversion. Interest and other charges incurred during deducted to pay off date (the Lender in accordance with national foreign exchange management policy will deduct the money converted into currency contracts and the actual settlement date of debt under this contract), and during this period due to exchange rate fluctuations the difference shall be borne by the borrower.

11.3 lenders deduct the amount insufficient to pay off all debts of the borrower, the lender the right to decide the liquidation order.

Article 12 the rights and obligations of the assignor

12.1 lender is entitled to its rights under this contract in part or all transferred to third parties, and the transfer without the consent of the lender’s borrower agree. Without the written consent of the lender, the borrower shall not transfer any of its rights and obligations under this Contract.

12.2 lender or China Industrial and Commercial Bank of China Limited ( “ICBC”) may authorize or entrust ICBC branches to fulfill other rights and obligations under this contract, or loan under this contract claims under the Industrial and Commercial Bank of China according to management needs other branch offices to undertake and manage the borrower expressed approval, the lender above acts without further consent of the borrower agreed to undertake the lender Industrial and Commercial Bank rights and obligations of the other branches is entitled to exercise all rights under the contract, the right to on disputes under this contract to the courts in the name of the agency, arbitration or for enforcement.

Article 13 Entry into Force, modify, and cancel

13.1 Contract shall take effect from the date of signing to the Borrower’s obligations under this Contract fulfillment date of completion of all termination.

13.2 shall be by consensus of the parties to this contract and any changes to be made in writing. Or change the terms of the agreement forms part of this contract, and this contract has the same legal effect. In addition to changing some, the rest of this contract is still valid, take effect before the change part of the original provisions remain in effect.

13.3 modify, and cancel the contract, without prejudice to the parties the right to claim damages. Terminate this contract does not affect the effectiveness of the dispute settlement provisions and there is.

Article 14 Applicable Law and Dispute Resolution to enter into this contract, its validity, interpretation, performance and dispute settlement laws of the People’s Republic of China. Where arising out of this contract or relating to this contract disputes and disputes, both parties should be resolved through consultation, the consultation fails to resolve this contract agreed manner.

Article 15 complete contract first part of this contract “basic agreement” and the second part of “specific provisions” together form a complete “fixed assets loan contract,” the same word in two parts have the same meaning. This loan borrowers pen bound together by the above-mentioned two parts.

Article 16 notification

16.1 all notifications under this contract shall be in written form. Unless otherwise agreed, the domicile of the parties specify the contract as set out in communication and contact addresses. Any mailing address, or other contact information changes, shall be notified in writing to each other.

16.2 any party refuses to sign a contract or other circumstances undeliverable occur, take notice before a notary public announcement or be served.

Article17 Other

17.1 lenders to exercise or partial exercise or delay in exercising any right under this contract, this does not constitute a waiver of rights or other rights or change does not affect the further exercise of that right or other rights.

Invalidate any contract clause 17.2 or unenforceable, does not affect the validity and enforceability of any other provision hereof, nor affect the validity of the entire contract.

17.3 lenders have the right to have the basis and requirements or financial regulatory authorities of laws and regulations. The borrower information and other information related to this contract provides to the Chinese People’s Bank credit system and other credit information database established by law for institutions or individuals suitably qualified to query and use. Lenders also have the right to fulfill the purposes of the conclusion of the contract, the borrower’s query information by China People’s Bank credit system and other credit information database established by law.

“Enterprise Accounting Standards No. 36” related party “of the contract 17.4,” Related Party Relationships, “” related party transactions “,” principal individual investors, ““ key management personnel “and other words and promulgated by the Ministry of Finance - — related Party disclosures “(Accounting [2006] No. 3, and thereafter the same words have the same meaning in the revised guidelines.

17.5 of the contract of environmental and social risk refers to borrowers and related parties is important in building , production, hazards and risks associated with operating activities may bring to the environment and society, including energy consumption, pollution, land, health, safety, resettlement, ecological protection, climate change and other related environmental and social issues.

17.6 loans people make based on their business rules under this contract on the loan documents and vouchers reservations, constitute valid evidence to prove the relationship between lenders and borrowers debt claims, is binding on the borrower.

17.7 in this agreement, (1) a reference to this We shall contract should include modifications or additions to this contract; (2) the terms of reference only title does not pose any explanation of the contract, and the content of the heading. Scope and does not constitute any restriction; (3) withdrawal date, the repayment date for non-banking day, will be postponed to the next banking day.

Both sides confirmed: both lenders and borrowers on all terms of this contract have been carried out in full consultation. Lenders have been brought to the borrower pay special attention to all the provisions relating to the rights and obligations of both parties, for their comprehensive and accurate understanding of, and should the borrower has requested an explanation and description of the relevant provisions. Borrowers have carefully read and fully understood all the terms of the contract (including the first part of the “basic agreement” and the second part of “specific provisions”), both lenders and borrowers understand the terms of this contract is exactly the same, no objection to the content of the contract.

Lenders (stamp):

The responsible person / authorized agent:

Borrower (stamp):

Legal representative / authorized agent:

Contract signing date: October 30, 2015